EXHIBIT 21


                         SUBSIDIARIES OF CHS ELECTRONICS

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
1.       CHS Electronics, Inc., a Nevada corporation ("CHS Nevada").
2.       BEK International, Inc. d.b.a. CHS BEK, a Florida corporation.
3.       MIFINCO, Inc., a Delaware corporation ("MIFINCO").
4.       Merisel France, Inc., a Delaware corporation.
5.       CHS Electronics Ges.m.b.H., a limited liability company formed under the laws of Austria.
6.       CHS Electronics Benelux N.V., a limited liability company formed under the laws of Belgium.
7.       CHS Bulgaria Ltd, a limited liability company formed under the laws of Bulgaria.
8.       CHS Elektronika d.o.o., a company formed under the laws of Croatia.
9.       CHS Czechia s.r.o., a limited liability company formed under the laws of the Czech Republic.
10.      CHS Electronics PLC, a limited liability company formed under the laws of England.
11.      Merisel (U.K.) Limited, a limited liability company formed under the laws of England.
12.      CHS Electronics Finland OY, a limited liability company formed under the laws of Finland.
13.      CHS France S.A., a limited liability company formed under the laws of France.
14.      Merisel France, SNC, a French partnership.
15.      CHS Electronic Deutschland GmbH, f/k/a Merisel, GmbH, a limited liability company formed under the laws of Germany.
16.      Merisel Factoring GMBH, a German limited liability company.
17.      CHS Hungary Kft, a limited liability company formed under the laws of Hungary.
18.      CHS Baltic, a foreign capital company formed under the laws of Lithuania.
19.      ABC Data, Limited, a limited liability company formed under the laws of Jersey.
20.      ABC Data z.o.o., a limited liability company formed under the laws of Poland.
21.      CHS Next D.S., a limited liability company formed under the laws of the country of Portugal.
22.      Computer Software and Hardware Ltd., a company formed under the laws of the Isle of Man.
23.      Computer Hardware and Software Ltd., a company formed under the laws of Russia.
24.      CHS Slovakia SRO, a company formed under the laws of Slovakia.
25.      CHS Sweden AB, a limited liability company formed under the laws of Sweden.
26.      CHS Finance SA, a limited liability company formed under the laws of Switzerland.
27.      CHS Services, A.G., a corporation formed under the laws of Switzerland.
28.      CHS MC DOS GmbH, a corporation formed under the laws of Germany.
29.      CHS Memory Set, a corporation formed under the laws of Spain.
30.      CHS Metrologie, a corporation formed under the laws of France.
31.      CHS Aptec SA, a corporation formed under the laws of Saudi Arabia.
32.      CHS Merisel Russia, a corporation formed under the laws of Russia.
33.      CHS Raphael Informatika, a corporation formed under the laws of Italy.
34.      CHS Arena, a corporation formed under the laws of Turkey.
35.      CHS Armada, a corporation formed under the laws of Turkey.
36.      CHS TH' Systems, a corporation formed under the laws of Czech Republic.
37.      CHS ARC Spain, a corporation formed under the laws of Spain.
38.      Merisel Argentina, S.A., a corporation formed under the laws of Argentina.
39.      Promark de Argentina SRL, a limited liability partnership formed under the laws of Argentina.
40.      Via Brazil & Informatica Ltda, a limited liability company formed under the laws of Brazil.
41.      Comercial Promark Chile LTDA, a limited liability company formed under the laws of Chile.
42.      Infocentro de Chile S.A., a corporation formed under the laws of Chile.
43.      CHS Promark Colombia Ltda., a limited liability company formed under the laws of Colombia.
44.      Merisel Mexico, S.A. de C.V., a corporation formed under the laws of Mexico.
45.      Merisel Services, S.A. de C.V., a corporation formed under the laws of Mexico.
46.      CHS Promark Peru S.A., a corporation formed under the laws of Peru.
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
47.      Masimar Sociedad Anonima, a commercial anonymous society organized under the laws of Uruguay.
48.      CHS Promark Venezuela C.A., a company formed under the laws of Venezuela.
49.      CHS Acron, a corporation formed under the laws of Argentina.
50.      CHS Cornejo, a corporation formed under the laws of Argentina.
51.      CHS Americas, Inc., a Florida corporation.
52.      International High Tech Marketing, Inc., a Florida corporation.
53.      CHS Latin America Holding Corp., a Florida corporation.
54.      Dinorall Corporation, d/b/a Dinexim, a Florida corporation.
55.      Ameritech Exports, Inc., a Florida corporation.
56.      CHS Brightstar, a corporation formed under the laws of Delaware.
57.      CHS Intcomex, a corporation formed under the laws of Mexico.
58.      Ameritech Argentina, S.A., an Argentinian corporation.
59.      Access and Agora s.v.o., a joint stock company formed under the laws of the Czech Republic.
60.      A & A Spol s.r.o., a company formed under the laws of Slovakia.
61.      A & A s.r.l., a company formed under the laws of Romania.
62.      A & A d.o.o., a company formed under the laws of Crotia.
63.      Microlink Ltd., a company formed under the laws of Florida.
64.      Karma International, S.A., a company organized under the laws of Luxembourg.
65.      Lars Krull Holding A/S, a company organized under the laws of Denmark.
66.      Santech Micro Group ASA, a company organized under the laws of Norway.
67.      Atlantis Skupina d.o.o., a company organized under the laws of Slovenia.
68.      Romak Computers Limited, a company organized under the laws of Ireland.
69.      CompExpress Informatica Ltda., a corporation under the laws of Brazil.
70.      CHS Nexsys, a company organized under the laws of Colombia.
71.      CHS Ledakon, a company organized under the laws of Colombia.
72.      CHS Eesti, A.S., a corporation formed under the laws of Estonia.
73.      CHS Merisel Austria, a corporation formed under the laws of Austria.
74.      Macro Sistemas, S.A., a corporation formed under the laws of Ecuador.
75.      CHS Electronics, Inc., a Delaware corporation.
76.      CHS Cayman L.P., a corporation under the laws of the Cayman Islands.
77.      CHS Electronics, L.L.C., a Delaware limited liabilty company.
78.      CHS Distribution, SA, a corporation formed under the laws of Switzerland.
79.      KORB GmbH, a corporation under the laws of Germany.
80.      CHS Logistic Services B.V., a Netherlands corporation.
81.      Perifericos S.A., a company organized under the laws of Chile.
82.      CHS Technologies, Inc., a Florida corporation.
83.      CHS Micro Informatica, Inc., a Florida corporation.
84.      CHS Latin America, Inc., a Florida corporation.
85.      CHS Promark, Inc., a Florida corporation.
86.      CHS Lung Electronics, a corporation formed under the laws of the
         Peoples Republic of China.
87.      CHS SiS, a corporation formed under the laws of the Peoples Republic of China.
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* Except for director's qualifying shares.